UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
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PROXY UPDATE:

ALLIED WORLD RECOMMENDS APPROVAL OF COMBINED CHAIRMAN AND CEO ROLES, ADVISORY SAY-ON-PAY VOTE, AND NEW SHARE REPURCHASE PROGRAM (PROPOSALS 2, 7, AND 12 ON PROXY CARD)

APRIL 6, 2016

ALLIED WORLD

AWAC.COM

2 Cautionary note regarding forward-looking statements Any forward-looking statements made in this presentation reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by pricing and policy term trends; increased competition; the adequacy of our loss reserves; negative rating agency actions; greater frequency or severity of unpredictable catastrophic events; the impact of acts of terrorism and acts of war; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management's response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward- looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

Agenda  Proposal 2: Combined Chairman/CEO Roles  Proposal 7: Advisory Say-On-Pay Vote  Proposal 12: Share Repurchase Program

ISS Recommendation: Against Combined Chairman of the Board and CEO Roles 4 • ISS proxy advisory services is recommending shareholders vote “Against” Allied World’s combined Chairman of the Board and CEO roles, stating that “ISS favors the separation of the chairman and chief executive roles in principle” o For European companies, ISS will generally vote against the combined Chairman and CEO roles

Allied World’s View: Approve Combined Chairman/CEO Roles 5 • Allied World is recommending that shareholders approve Scott Carmilani to serve as Chairman of the Board until the Annual Shareholder Meeting in 2017 • Scott Carmilani has served as Chairman of the Board of Allied World since January 2008 • Allied World has a strong counterbalancing governance structure (see slide 6) • Our understanding is that for U.S. domiciled companies, ISS supports the combined Chairman and CEO roles if there is a sufficient counterbalancing governance structure in place • Under Scott Carmilani’s leadership as Chairman of the Board, President and CEO, Allied World has achieved considerable growth by expanding operations globally and has delivered superior value creation to shareholders (see slide 7) • For further information, please see Proposal 2 (page 24) in the company’s Definitive Proxy Statement filed with the SEC on March 10, 2016 (the “Proxy Statement”)

Strong Counterbalancing Governance Structure 6 • Lead Independent Director – Bart Friedman • Lead Independent Director has clearly delineated and comprehensive duties typically held by a non-executive Chairman, including approving meeting agendas and schedules for the Board (see page 19 of the Proxy Statement) • Independent directors – eight of nine directors are independent • All active Board committees are comprised of independent directors o Scott Carmilani, Chairman of the Board, is not a member of any of the following key committees of the Board of Directors: o Audit o Compensation o Enterprise Risk o Investment o Nominating & Corporate Governance

13% 12% 10% 9% 9% 4% 3% -1% 12% 10% 10% 9% 8% 6% 5% 5% 5% 10% 8% 8% 1% 18% 11% 19% 17% 16% 8% 11% 5% 16% 15% 19% 11% 17% 15% 9% 13% 14% 18% 10% 14% 7% A IG B er ks hi re Le ga cy C hu bb T ra ve le rs Le ga cy A C E C N A Fin 'l H ar tfo rd Fin 'l Fai rf ax E ns ta r A llie d W or ld A rc h C ap ita l A X IS C ap ita l W hi te M ou nt ain s A rg o G ro up E nd ur an ce A sp en X L G ro up E ve re st R e A lle gh an y P ar tn er R e G re en lig ht 5 YEAR TVC & STOCK RETURN 5 Yr TVC 5 Yr Ttl Return Offshore (Re)ins Reins Predominating Large Commercial 13% 12% 12% 11% 10% 5% 1% 15% 15% 13% 12% 10% 9% 7% 4% 1% 14% 12% 15% 13% 10% 11% 12% 8% 14% 2% -5% 14% 8% 8% 9% 7% 3% -2% -3% 9% 7% 11% 23% Le ga cy A C E T ra ve le rs Le ga cy C hu bb B er ks hi re Fai rf ax C N A H ar tfo rd A rc h C ap ita l A llie d W or ld A X IS C ap ita l E nd ur an ce A sp en A rg o G ro up W hi te M ou nt ain s Gl ob al In de m ni ty X L G ro up P ar tn er R e E ve re st R e R en R e La nc as hi re 10 YEAR TVC AND & STOCK RETURN 10 Yr TVC 10 Yr Ttl Return Offshore (Re)ins Reins Predom. Large Commercial Prop./ Short-tail Total Value Creation – Key Measure of Success and Shareholder Story 7 • Under Scott Carmilani’s guidance as Chairman and CEO, Allied World has generated industry-leading total value creation (“TVC”) and stock return • Allied World’s underwriting and investment track record, and capital management activities, have driven top tier performance as compared to peers and the broader P&C sector • For investors, a key measure of success as a property casualty insurer is the ability to create total value (growth in tangible book value (“TBV”) plus dividends) over time • Stock price return generally tracks this closely • Chart at left was highlighted recently in Dowling IBNR #10, comparing Allied World’s nine year total return vs. listed peers’ 10 year data • Since the company went public in 2006, Allied World’s stock price has appreciated more than peers’ o Allied World ranks high in value creation, which tracks closely with strong underwriting performance 10 Year TVC (TBV + Dividends) & Stock Return Five Year TVC (TBV + Dividends) & Stock Return Note: TVC and total stock return are both calculated on a CAGR (compound annual growth rate) basis. Source: Dowling IBNR# 10, Vol. XXIII, issued on 3/17/2016.

Agenda  Proposal 2: Combined Chairman/CEO Roles  Proposal 7: Advisory Say-On-Pay Vote  Proposal 12: Share Repurchase Program

ISS Recommendation: Against Advisory Say-On-Pay Vote 9 • ISS proxy advisory services is recommending shareholders vote “Against” the advisory vote on Allied World’s Named Executive Officers’ compensation, stating that “Although the CEO's 2015 pay was effectively halved in light of weakened company performance, due to a combination of reduced equity awards and below target payouts, significant pay concerns remain.” • ISS also notes that: o “While the company failed to achieve threshold performance under either financial metric used in the annual incentive award, the "non-formulaic" portion was determined to be above target.” • 2015 was a challenging year for the industry and Allied World. The company adjusted compensation payments for all employees, including the Named Executive Officers, accordingly to reflect the company’s financial results o CEO Scott Carmilani’s 2015 total direct compensation was $4.3 million, below the average CEO total direct compensation of peers(1) of $6.7 million, the median CEO total direct compensation of peers(1) of $4.8 million, and a prior year of $8.7 million (1)Peers include: ACGL, AGII, AHL, AXS, ENH, MKL, NAVG, PRA, RLI, THG, WRB, and XL. Using 2014 figures for ENH, NAVG, PRA, THG, and WRB as 2016 proxy statements are not yet available.

Advisory Say-On-Pay Vote 10 • ISS also notes that “The company does not cite any specific accomplishments that led to the decision to fund the non-formulaic component [of the annual cash bonus pool] above target” • However, Allied World listed specific accomplishments on the first page of the Compensation Discussion and Analysis section (page 43) of the Proxy Statement, including that it: o “Successfully completed the acquisitions of Hong Kong and Singapore operations from Royal & Sun Alliance Insurance plc and managed the integration of these operations, o Successfully managed probable maximum losses within prescribed limits based on our economic capital model and established risk tolerances, o Continued to expand our insurance and reinsurance product offerings across a wide array of specialty coverages and jurisdictions, o Successfully supported our growth initiatives through the continued development of our information technology systems and modeling capabilities, and o Successfully completed an offering of $500 million of 4.35% senior notes due in 2025 to refinance the existing $500 million of 7.50% senior notes due in August 2016.”

Allied World’s View: Approve Advisory Say-On-Pay Vote 11 • Allied World is recommending that shareholders approve, on an advisory basis, Named Executive Officers’ Compensation • Glass Lewis & Co., upon its own independent evaluation of our executive compensation program, has recommended that its clients vote in favor of our say-on-pay proposal • In prior years, our shareholders have shown strong support for our annual say-on-pay proposals, with approval rates of approximately 99% in 2015, 98% in 2014 and 98% in 2013. During this period and continuing through 2015, the structure and main components of our executive compensation program remained the same • Named Executive Officers’ compensation in 2015 was significantly lower than it was in 2014. Specifically, CEO Scott Carmilani’s total direct compensation was halved from his total direct compensation in 2014 o Allied World’s compensation plan and executive compensation targets are tied directly to the company’s absolute and relative (as compared to peers) performance, and focused primarily on earnings, Return on Equity (as compared to peers), and growth in Book Value Per Share o The “non-formulaic” portion, to which ISS took issue as noted on slide 10, represents a much smaller portion of total direct compensation as compared to that impacted individually by the factors above • Scott Carmilani’s 2015 total direct compensation was below both the average and median CEO compensation of Allied World’s peers(1) o Total direct compensation was between the 25th and 50th percentile of peers • For further information, please see Proposal 7 (pages 28-29) in the Proxy Statement (1)Peers include: ACGL, AGII, AHL, AXS, ENH, MKL, NAVG, PRA, RLI, THG, WRB, and XL. Using 2014 figures for ENH, NAVG, PRA, THG, and WRB as 2016 proxy statements are not yet available. Average and median CEO compensations of peers were $6.7 million and $4.8 million, respectively.

Agenda  Proposal 2: Combined Chairman/CEO Roles  Proposal 7: Advisory Say-On-Pay Vote  Proposal 12: Share Repurchase Program

ISS Recommendation: Against Share Repurchase Program 13 • ISS proxy advisory services is recommending shareholders vote “Against” Allied World’s new $500 million share repurchase program stating that the “proposal would allow the company to repurchase more than 10 percent of its share capital” o In continental European markets, ISS supports share repurchase plans subject to the following limitations:  The company is allowed to hold no more than 10% of share capital in treasury  The plan is subject to a duration of no more than 5 years  The plan includes a repurchase limit equal to 10% of share capital o Our understanding is that ISS has no such limitation on repurchase activity for U.S. domiciled companies • ISS does note “authorities to repurchase shares in excess of the 10% repurchase limit will be assessed on a case-by-case basis. ISS may support such share repurchase authorities under special circumstances, which are required to be publicly disclosed by the company, provided that, on balance, the proposal is in shareholders’ interests. In such cases, the authority must comply with the following criteria: o A holding limit of up to 10% of a company’s issued share capital in treasury (on the shelf); and o Duration of no more than 18 months.”

Allied World’s View: Approve Share Repurchase Program 14 • Allied World is recommending that shareholders approve a new $500 million, two-year share repurchase program to replace the current repurchase program • While AWH is a Swiss-domiciled company, it trades on the NYSE with a significant U.S. shareholder base and is subject to U.S. Federal securities laws • However, even if ISS limitations are viewed within the European framework: o The first three million repurchased shares will only be re-issued to employees upon the vesting of outstanding equity awards; any additional common shares repurchased will be designated for cancellation and will not be re-issued for any purpose o Allied World is subject to the Swiss statutory provisions that prohibit the company from holding in treasury more than 10% of its aggregate shares o The duration of the share repurchase program is two years; well within ISS’s five-year prescribed window o Given that the Allied World program has a two-year duration, on an annualized basis it is unlikely that Allied World would exceed ISS’s 10% limitation o Very similar share repurchase programs were overwhelmingly approved by shareholders in 2014 and 2012 • Allied World has effectively used share repurchases as part of a broader capital management strategy to enhance shareholder value (see slide 15) • For further information, please see Proposal 12 (pages 33-34) in the Proxy Statement

Active Capital Management Improves Shareholder Value



(In millions, except for per share amounts)
$15.35
$19.85
$24.76
$26.70
$30.86
$34.20
$38.27
$37.78
$2,916
$3,712
$3,873
$3,947
$4,124
$4,318
$4,596
$4,848
$499
$499
$798
$798
$798
$798
$818
$1,315(2)
$2,417
$3,213
$3,075
$3,149
$3,326
$3,520
$3,778
$3,533
-$646
-$682
-$1,475
-$1,658
-$1,975
-$2,197
-$2,449
-$2,809
2008(1)
2009
2010
2011
2012
2013
2014
2015
Accumulated Share and Warrant Repurchases & Dividends
Debt
Shareholders' Equity
Diluted Book Value per Share

Capital Management History

Share Repurchases:

- Over $2.3 billion of shares and warrants repurchased since December 2007
- $151 million of remaining authorization in share repurchase program as of February 2016; plan expiring in May 2016

Dividends:

- Over $501 million of common dividends paid since going public in 2006
- Dividend yield of 2.9%

Conservative Capital Position:

- Financial leverage of 18.8% at December 31, 2015[3]

Senior Debt Refinancing and Savings:

- Issued $500 million of 4.35% senior notes due October 2025 to refinance the existing $500 million of 7.50% senior notes due August 2016

ALLIED WORLD

Diluted book value per share has more than **doubled** since 2008; returned **$359 million of capital** to shareholders in 2015

AWAC.COM

(1) Excludes $243.8 million syndicated loan that was repaid on February 23, 2009. (2) Includes the $500 million 4.35% senior notes due October 2025 intended to fund the maturity of the $500 million 7.5% senior notes due August 2016. (3) Adjusted for double leverage. Excluding the impact of the $500 million 4.35% senior notes due October 2025. Including that tranche, financial leverage is 27.1%.

15